Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities of
17 Education & Technology Group Inc.

Subsidiary	Place of Incorporation
17 Technology Limited	Cayman Islands
17 Education World Limited	British Virgin Islands
17 Educational Products Limited	British Virgin Islands
17 Inspire Limited	British Virgin Islands
Sunny Education (HK) Limited	Hong Kong
17 Vision Limited	Hong Kong
17 Glory Limited	Hong Kong
17 Legend Limited	Hong Kong
Shanghai Yiqi Zuoye Information Technology Co., Ltd.	People’s Republic of China
Beijing Yiqi Education & Technology Co., Ltd.	People’s Republic of China
Guangzhou Qixiang Technology Co., Ltd.	People’s Republic of China
Guangzhou Qixuan Education & Technology Co., Ltd.	People’s Republic of China
Beijing Yiqi Hangfan Technology Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entity	Place of Incorporation
Shanghai Hexu Information Technology Co., Ltd.	People’s Republic of China
Beijing Yiqi Education Information Consultation Co., Ltd	People’s Republic of China
Beijing Qili Technology Co., Ltd.	People’s Republic of China
Beijing Yiqi Education Technology Development Co., Ltd.	People’s Republic of China
Guangzhou Qili Technology Co., Ltd.	People’s Republic of China